UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016 (March 22, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective March 22, 2016, Flatiron Funding, LLC, a wholly-owned financing subsidiary of CĪON Investment Corporation ("CĪON"), entered into a twelfth amended and restated confirmation letter agreement (the "Twelfth Amended and Restated Confirmation") governing its total return swap (the "TRS") with Citibank, N.A.  Pursuant to the Twelfth Amended and Restated Confirmation, the maximum aggregate market value of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $750 million to $800 million.  No other material terms were revised in connection with the Twelfth Amended and Restated Confirmation.

The foregoing description of the Twelfth Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Twelfth Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On March 22, 2016, CĪON increased its public offering price from $9.45 per share to $9.50 per share, based on a net offering price of $8.55 per share (net of selling commissions and dealer manager fees), which closely approximates an estimated net asset value per share of $8.54.  This increase in the public offering price will become effective on CĪON's March 23, 2016 weekly closing and will be first applied to subscriptions received from March 16, 2016 through March 22, 2016.  In accordance with CĪON's previously disclosed share pricing policy, certain of CĪON's directors determined that an increase in the public offering price per share was warranted following an increase in CĪON's net asset value per share to an amount that exceeds CĪON's then-current net offering price.

Although CĪON increased its public offering price on March 22, 2016 from $9.45 per share to $9.50 per share, CĪON will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.70% (based on the $9.50 per share public offering price).

On March 22, 2016, the board of directors of CĪON (the "Board") declared four weekly cash distributions of $0.014067 per share each.  Each distribution will be paid on April 27, 2016, to shareholders of record on April 5, April 12, April 19, and April 26, 2016. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, former New Jersey Governor James J. Florio, 78, gave notice to the Board that he would resign as a director of CĪON and from his positions on the Audit Committee and Nominating and Corporate Governance Committee, effective if and when his resignation was accepted by the Board and upon the Board's election of his successor. At a meeting held on March 22, 2016, the Board accepted former Governor Florio's resignation and named his successor, rendering his resignation effective.  Former Governor Florio's decision to resign was not the result of a disagreement with CĪON on any matter relating to CĪON's operations, policies or practices.

Effective March 22, 2016, the Board elected Peter I. Finlay, 54, as a director of CĪON to fill the vacancy created by former Governor Florio's resignation, and elected Mr. Finlay to serve on the Audit Committee and Nominating and Corporate Governance Committee.

Mr. Finlay is the founder and Managing Principal of Ardentis LLC, a corporate finance consulting firm that provides advisory services to companies in the U.S. and international markets.  From 2008 to 2013, Mr. Finlay served as Managing Director of ICON Investment Group, LLC and was responsible for managing new business origination in Europe and North America.  Prior to 2008, Mr. Finlay held various management positions both in financial institutions and in relevant industries. From 2006 to 2008, he served as Director of Equipment Finance at Landsbanki Commercial Finance where he established a new industrial finance business with a focus on originating middle market secured debt transactions. From 2003 to 2006, he served as Vice President & Regional Director Europe for GMAC Commercial Finance where he started a new equipment finance business. From 2000 to 2003, Mr. Finlay served as a Director of Project Finance Organization at Bell Labs Lucent Technologies and from 1997 to 1999 he served as a Marketing Director of Structured Finance at Transamerica Leasing, where he established a structured finance operation covering Europe and the Middle East.  Mr. Finlay started his career at National Westminster Bank (1979 – 1986) before moving to Barclays (1986 – 1997), where he held various positions, including Manager in the middle market structured leasing department and Manager in the para-banking inspection department where he was responsible for reviewing risk management compliance and risk underwriting in the bank's European equipment finance subsidiaries.

Since 2014, Mr. Finlay has been the Managing Principal of Ardentis LLC and is also an advisor to the board of EMM Investments LLC, a privately held asset manager engaged in lending to asset intensive companies. From 2009 to 2011, Mr. Finlay served as Chairman and non-executive Director of Premier Telesolutions Ltd. (UK).

Mr. Finlay became an Associate of the Chartered Institute of Bankers in England and Wales in 1994 and completed a Diploma in Financial Studies in 1997.  He completed an M.B.A. at City University Business School in London in 1997 and subsequently served as a tutor in the evening M.B.A. program.  He is a member of the Institute of Directors in the United Kingdom.

There are no arrangements or understandings between Mr. Finlay and any other person pursuant to which Mr. Finlay was appointed as a director of CĪON.  Mr. Finlay has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Twelfth Amended and Restated Confirmation Letter Agreement, dated March 22, 2016, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press Release dated March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	March 23, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Twelfth Amended and Restated Confirmation Letter Agreement, dated March 22, 2016, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press Release dated March 23, 2016.